Exhibit 10.1

August 4, 2011

Jay S. Bullock

Executive Vice President & Chief Financial Officer

Argo Group International Holdings, Ltd.

110 Pitts Bay Road

Pembroke HM 08 Bermuda

Dear Mr. Bullock:

Argo Group International Holdings, Ltd. (the “Company”) has agreed to pay you a housing allowance of $10,000 per month for a period of 24 months beginning November 15, 2011 (the “Housing Allowance”) as consideration for the relocation of your primary residence from New York at the Company’s request. The Housing Allowance is subject to your continued employment with the Company.

Sincerely yours,

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.

By:	/S/ MARK E. WATSON III
Name:	Mark E. Watson III
Title:	President & CEO